Exhibit 99.1

USHG Acquisition Corp. and Panera Brands Will Not Extend Partnership

Danny Meyer and USHG Acquisition Corp. to Resume Active Search for Category-leading Business that Embraces Enlightened Hospitality

NEW YORK, NY – July 1, 2022 — USHG Acquisition Corp. (NYSE:HUGS) (“HUGS”), a company sponsored by an affiliate of Union Square Hospitality Group, LLC, a leading hospitality business, and Panera Brands Inc. (“Panera”) announced today that, due to deteriorating capital market conditions, the parties have decided not to extend their previously announced agreement through which HUGS would have participated alongside the Panera Brands’ initial public offering.

Danny Meyer, Chairman of HUGS and founder of Union Square Hospitality Group said, “Based on current capital market conditions, it is unlikely that an initial public offering for Panera will happen in the near-term, and so we have agreed not to extend our partnership beyond its existing June 30 expiration date. We are disappointed that market timing was not on our side, especially as we have such tremendous admiration and respect for Panera, its entire management team and their partners at JAB.” Mr. Meyer continued, “HUGS will now focus on searching for another partner that embodies the values consistent with HUGS and our Enlightened Hospitality roots, demonstrating that shareholder success is both dependent on and driven by an employee-first stakeholder culture.”

Adam Sokoloff, Chief Executive Officer of HUGS said, “HUGS was proud to co-create a unique structure that provided substantial benefits and significant optionality to our shareholders. As we begin our search for a new partner, we will use our broad business network and strategic operating experience to engage with market-leading companies led by forward-thinking management teams. We are open to exploring a variety of creative structures that maximize long-term value for all stakeholders.”

About USHG Acquisition Corp.

USHG Acquisition Corp. (NYSE: HUGS) (“USHGAC”), is a special purpose acquisition company sponsored by an affiliate of Union Square Hospitality Group, LLC and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. USHGAC was created with the explicit goal of investing in a purpose-driven business on the path to becoming a public company, one that puts its own employees first, subsequently benefiting all its stakeholders in a virtuous cycle of Enlightened Hospitality—in successive order: employees, customers, community, suppliers, and investors. USHGAC has contributed a meaningful number of USHGAC founder shares to longtime partner Share Our Strength, whose No Kid Hungry program is doing vital work to end childhood hunger in America.

About Union Square Hospitality Group

Union Square Hospitality Group (USHG) has created some of New York’s most beloved restaurants, cafes, and bars, which offer outstanding food delivered with its signature warmth and hospitality. Founded by CEO Danny Meyer with the opening of Union Square Cafe in 1985, and later, other restaurants including Gramercy Tavern, The Modern, and Daily Provisions, the company extends its innovative approach to hospitality beyond the walls of its eateries. USHG offers operational and hospitality consulting via Hospitality Quotient, runs a multifaceted catering and events business, Union Square Events, and created two growth funds, Enlightened Hospitality Investments I and II. USHG also created Shake Shack, now a separate public company (NYSE: SHAK). USHG has long supported its communities through hunger relief and civic organizations. USHG holds an unprecedented 28 James Beard Awards and has earned numerous accolades for its distinctive style of hospitality.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of HUGS, including those set forth in the Risk Factors section of HUGS’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. HUGS undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Contacts:

USHG Acquisition Corp.

Media Relations

Press@ushg.com